As filed with the Securities and Exchange Commission on November 16, 2000
                                                 Registration No. 333-__________
=====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                                EFTC CORPORATION
             (Exact name of registrant as specified in its charter)

Colorado                                                   84-0854616
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                            Identification Number)


                             2501 W. Grandview Road
                             Phoenix, Arizona 85023
                                 (602) 789-6200
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                   2000 STOCK OPTION PLAN OF EFTC CORPORATION
                            (Full title of the plan)
                               -------------------

                                  James K. Bass
                             Chief Executive Officer
                                EFTC Corporation
                             2501 W. Grandview Road
                             Phoenix, Arizona 85023
                                 (602) 789-6200
                     (Name, address, and telephone number,
                   including area code, of agent for service)
                               -------------------

                                 With Copies to:
                             Mashenka Lundberg, Esq.
                            Holme Roberts & Owen LLP
                         1700 Lincoln Street, Suite 4100
                             Denver, Colorado 80203
                                 (303) 861-7000
                               -------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     PROPOSED   PROPOSED
TITLE OF                             MAXIMUM    MAXIMUM
SECURITIES    AMOUNT                 OFFERING   AGGREGATE           AMOUNT OF
   TO BE       TO BE                 PRICE PER  OFFERING            REGISTRATION
REGISTERED    REGISTERED             SHARE (2)  PRICE (2)           FEE
----------    ------------          ----------  -----------         ------------
Common Stock  5,000,000 Shares (1)   $1.53125   $7,388,281.25 (1)   $2053.94 (1)
--------------------------------------------------------------------------------
TOTAL         5,000,000 Shares (1)   $1.53125   $7,388,281.25 (1)   $2053.94 (1)
================================================================================

(1) The Registrant previously filed a Registration Statement on Form S-3 (File number 333-52137) on May 8, 1998 (the "1998 Registration Statement") covering 5,750,000 shares of the Registrant's common stock, of which 2,750,000 shares were not issued (the "Unissued Shares"). The Registrant paid a fee of $13,207.98 to register the Unissued Shares. Subsequently, the Registrant filed a Registrant Statement on Form S-8 (File number 333-77087) on April 27, 1999 which carried forward 2,575,000 of the Unissued Shares. Pursuant to General Instruction E to Form S-8 and to Rule 429(b), the remaining 175,000 Unissued Shares are being carried forward from the 1998 Registration Statement and, accordingly, the Registrant has offset the registration fee to be paid herewith by a portion of the fee that was paid by the Registrant on May 8, 1998.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The registration fee has been calculated based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on November 13, 2000, which was $1.53125.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A filed with the Commission on May 1, 2000.

        (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

        (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

        (4) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

        (5)    The Company's Current Report on Form 8-K filed on April 3, 2000.

        (6)    The Company's Current Report on Form 8-K filed on September 6,
               2000.

        (7) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Commission on May 8, 1998 (File No. 333-52137).

                  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article Five of the Company's Articles of Incorporation and
Article VI of the Company's Bylaws require the Company to indemnify, to the fullest extent authorized by applicable law, any person who is or is threatened to be made a party to any civil, criminal, administrative, arbitrative or investigative proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

                  Article Four of the Company's Articles of Incorporation provides that, to the fullest extent permitted by the Colorado Corporation Code or any successor statute, directors of the Company shall not be liable to the Company or any of its shareholders for monetary damages caused by a breach of a fiduciary duty by such director.

                  Sections 7-109-102 and 103 of the Colorado Business Corporation Act ("CBCA") authorize the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) judgments, fines and amounts paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director also had no reasonable cause to believe his conduct was unlawful.

                  The above discussion of the Company's Articles of Incorporation, Bylaws and the CBCA is only a summary and is qualified in its entirety by the full text of the foregoing.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

4.1      Amended and Restated Articles of Incorporation. (1)

4.2      Amended and Restated Bylaws. (1)

5.1      Legality Opinion of Holme Roberts & Owen LLP. *

23.1     Consent of KPMG LLP, Denver, Colorado.*

23.2 Consent of Holme Roberts & Owen LLP is contained in its legality opinion as Exhibit 5.1.

24.1     Powers of Attorney*
-----------------
*    Filed herewith.

(1) Incorporated by Reference to the Company's Registration Statement on Form SB-2 (File number 333-73392-D) filed on December 23, 1993.

ITEM 9            UNDERTAKINGS

                  (a)      Rule 415 Offerings.
                           ------------------

The undersigned Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement.

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Filings incorporating subsequent Exchange Act documents by reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Request for acceleration of effective date or filing of registration statement on Form S-8.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 16th day of November, 2000.


                                                 EFTC CORPORATION,
                                                 a Colorado corporation


                                                 By:   /s/ James K. Bass
                                                    ----------------------------
                                                        James K. Bass
                                                        Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title / Position Held                       Date
                                            Chief Executive Officer and                 November 16, 2000
/s/ James K. Bass                           Director (Principal Executive Officer)
---------------------------------
James K. Bass

         *                                  Chairman of the Board                       November 16, 2000
---------------------------
Jack Calderon

         *                                  Chief Financial Officer                     November 16, 2000
---------------------------
Peter W. Harper                             (Principal Financial Officer)
         *                                  Treasurer                                   November 16, 2000
---------------------------
James A. Doran                              (Principal Accounting Officer)
         *                                  Director                                    November 16, 2000
---------------------------
Allen S. Braswell, Jr.

         *                                  Director                                    November 16, 2000
---------------------------
Jeffrey W. Goettman

         *                                  Director                                    November 16, 2000
---------------------------
Douglas P. McCormick

         *                                  Director                                    November 16, 2000
---------------------------
Jose S. Medeiros

         *                                  Director                                    November 16, 2000
---------------------------
Richard L. Monfort

         *                                  Director                                    November 16, 2000
---------------------------
John C. Walker

----------------------------
*  By:  /s/ James K. Bass
        --------------------
         James K. Bass, as attorney in fact

                                  EXHIBIT INDEX

Exhibit
Number        Description                                                   Page

5.1           Legality Opinion of Holme Roberts & Owen LLP.                 6
23.1          Consent of KPMG LLP.                                          7
23.2          Consent of Holme Roberts & Owen is included in Exhibit 5.1.   *
24.1          Powers of Attorney.                                           8